Exhibit 4.24

Execution Version

ANADARKO PETROLEUM CORPORATION

FIRST SUPPLEMENTAL INDENTURE
Dated as of October 10, 2006

to the

INDENTURE

Dated as of September 19, 2006

between

ANADARKO PETROLEUM CORPORATION

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

i

Exhibit A	Form of Security

Annex A	Purchase Price

Annex B	Accretion Value Schedule

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of October 10, 2006 (this “First Supplemental Indenture”), to the indenture dated as of September 19, 2006 (the “Original Indenture”) between Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), and The Bank of New York Trust Company, N.A. (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more series;

WHEREAS, Sections 201, 301, 901(2) and 901(7) of the Original Indenture provide that the Company and the Trustee may, without the consent of any Holders (as defined in the Original Indenture) of Securities, enter into indentures supplemental to the Original Indenture for the purpose of establishing the form and terms of Securities of any series permitted by Sections 201, 301, 901(2) and 901(7) of the Original Indenture and adding to the covenants of the Company for the benefit of such series;

WHEREAS, the Company (i) desires the issuance of a series of Securities to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the form and terms of the Securities of such series and adding to the covenants of the Company for the benefit of such series; and

WHEREAS, the Company has duly authorized the creation of the Zero Coupon Securities (as defined below) of the tenor and amount hereinafter set forth; and

NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

(a)          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b)          The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c)          For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

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“Definitive Security” means a Zero Coupon Security issued in the form of a certificated Security, bearing, if required, the appropriate restricted securities legend set forth in Section 4.05 of this First Supplemental Indenture.

“Indenture” means the Original Indenture as supplemented by this First Supplemental Indenture.

“Issue Price” means the initial issue price at which the Zero Coupon Securities are sold under the Purchase Agreement as set forth on the face of the Zero Coupon Securities, such amount being equivalent to the Accreted Value of the Zero Coupon Securities as of the date of original issuance.

“Initial Purchaser” has the meaning set forth in the Purchase Agreement.

“Participant” means a Person who has an account with the Depositary as an indirect participant.

“Purchase Agreement” means the Purchase Agreement, dated as of October 4, 2006, between the Company and the Initial Purchaser.

“QIB” means any “qualified institutional buyer” as defined in Rule 144A.

“Resale Restriction Termination Date” means, with respect to any Zero Coupon Security, the expiration date of the period referred to in paragraph (k) of Rule 144 after the later of the date of original issuance of such Zero Coupon Security and the last date, if any, on which such Zero Coupon Security was owned by the Company or any Affiliate of the Company.

“Rule 144” means Rule 144 under the Securities Act.

“Securities Custodian” means the custodian with respect to a Zero Coupon Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Zero Coupon Securities” means the Zero Coupon Senior Notes due 2036 of the Company issued pursuant to the Indenture.

Other Definitions

Term	Defined in Section
“Accreted Value”	2.03(b)
“Accreted Value Calculation Date”	2.03(b)
“Accretion Factor”	2.03(b)
“Agent Members”	2.08(c)
“DTC”	2.10
“Initial Purchase Date”	2.06
“Interim Date”	2.03(b)
“Optional Redemption Date”	2.05(b)
“Optional Redemption Notice”	2.05(b)
“Optional Redemption Price”	2.05(b)
“Purchase Date”	2.06
“Purchase Price”	2.06
“Redemption Date”	2.06
“Redemption Notice”	2.06
“Restricted Definitive Security”	4.05(c)
“Rule 144A”	2.08(b)
“Rule 144A Global Security”	2.08(b)
“Trigger Date”	2.05(b)
“Trigger Event”	2.05(b)
“Unrestricted Global Securities”	2.08(b)
“Zero Coupon Global Securities”	2.08(b)

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ARTICLE II

Designation and Terms of the Securities

SECTION 2.01.          Title.  There is hereby created pursuant to Section 301 of the Indenture one series of Securities that shall have the title of “Zero Coupon Senior Notes due 2036”.

SECTION 2.02.          Aggregate Principal Amount; Execution and Authentication.  The aggregate principal amount at maturity of Zero Coupon Securities which may be authenticated and delivered under the Indenture is limited to $2,360,000,000 except for Zero Coupon Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Zero Coupon Securities pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture.  Such Zero Coupon Securities may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee upon original issuance in accordance with the provisions of Section 303 of the Original Indenture and Section 2.08(a) hereof.

SECTION 2.03.          Maturity, Original Issue Discount and Principal.  (a) The Zero Coupon Securities will mature on October 10, 2036, will not bear interest prior to maturity and will accrue original issue discount beginning on October 10, 2006 at an annual rate of 5.2401683930% per annum, compounded semi-annually on each April 10 and October 10 (each, an “Accreted Value Calculation Date”) until the Maturity of the principal thereof, whether at the Stated Maturity or by declaration of acceleration, by call for redemption or otherwise.  Overdue principal of the Zero Coupon Securities will bear interest at the rate of 5.2401683930% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such principal is due until it is paid or made available for payment.  Interest on any overdue principal shall be payable on demand and will be computed on the basis of a 360‑day year of twelve 30‑day months.  Original issue discount on the Zero Coupon Securities shall be computed on the basis of a 360‑day year of twelve 30‑day months.  Payments of the principal of and interest, if any, on the Zero Coupon Securities shall be made in U.S. dollars, and the Zero Coupon Securities shall be denominated in U.S. dollars in principal amounts at maturity equal to either $1,000,000 or an integral multiple thereof.

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(b)          The portion of the principal amount at maturity of the Outstanding Zero Coupon Securities (i) which shall be payable upon declaration of acceleration of Maturity thereof pursuant to Section 502 of the Indenture as of any date or (ii) which shall be deemed to be the “principal amount” of the Zero Coupon Securities as of any date for any other purpose under the Indenture, including the principal amount thereof which shall be deemed Outstanding as of any date for purposes of directing the Trustee to take or refrain from taking any action under the Indenture or consenting to any modifications permitted thereunder or to any supplemental indenture with respect thereto or waiving any default thereunder shall be the Accreted Value of the Zero Coupon Securities as of such date (or, if such date is after the date of Maturity of the principal thereof, the Accreted Value thereof on such date of Maturity).  The “Accreted Value” of the Zero Coupon Securities shall be (x) on any Accreted Value Calculation Date, the product of (i) the aggregate principal amount at maturity and (ii) the accretion factor for such date as set forth in the accretion value schedule in Annex B hereto (the “Accretion Factor”); and (y) on any date between two Accreted Value Calculation Dates (an “Interim Date”), the sum of (i) the Accreted Value on the first such Accreted Value Calculation Date and (ii) the product of (A) 1/180th of the difference between the Accreted Values on the second and the first such Accreted Value Calculation Dates and (B) the number of days (based on a 360‑day year of twelve 30‑day months) from and including the first of the two Accreted Value Calculation Dates to but excluding the Interim Date.

SECTION 2.04.          Place and Method of Payment.  The Place of Payment where the principal of and any other payments due on the Zero Coupon Securities are payable shall initially be at the office or agency of the Company maintained for that purpose in New York, New York.  All payments on Zero Coupon Securities issued in the form of Global Securities shall be made pursuant to the Applicable Procedures of the relevant Depositary.

SECTION 2.05.          Optional Redemption.  (a) Except as provided in Section 2.05(b), the Zero Coupon Securities shall not be redeemable at the option of the Company prior to Maturity; provided, however, that the Company may, from time to time, purchase Zero Coupon Securities in the open market or otherwise from time to time.

(b)          If, at the close of business on the day that is 20 Business Days prior to any Purchase Date (such date, the “Trigger Date”), Zero Coupon Securities representing 90% or more of the aggregate Issue Price of all of the Zero Coupon Securities originally issued under the Indenture have been either purchased or redeemed by the Company or tendered for redemption on such Purchase Date at the election of Holders of the Zero Coupon Securities pursuant to Section 2.06 of this First Supplemental Indenture (a “Trigger Event”), the Company will have the option to redeem all but not part of the Outstanding Zero Coupon Securities upon not less than 15 Business Days prior written notice to the Holders (such notice, the “Optional Redemption Notice”), on the Purchase Date succeeding such Trigger Date or any subsequent Purchase Date (if and as so elected, the “Optional Redemption Date”).  The Redemption Price will equal 100% of the Accreted Value of the Outstanding Zero Coupon Securities on the Optional Redemption Date (the “Optional Redemption Price”).  The Optional Redemption Notice shall include:  (i) a statement that the Trigger Event has occurred, (ii) that all Outstanding Zero Coupon Securities (other than any tendered by the Holders for redemption on such Optional Redemption Date) are to be redeemed on the Optional Redemption Date pursuant to the applicable provisions of such Zero Coupon Securities, (iii) the Optional Redemption Price and (iv) the Optional Redemption Date.

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In accordance with Section 1106 of the Indenture, the Optional Redemption Notice having been given, the Zero Coupon Securities shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, but the Company’s obligation to pay the Optional Redemption Price for the Outstanding Zero Coupon Securities specified in the Optional Redemption Notice shall be conditioned upon the Holders delivering such Zero Coupon Securities, together with all necessary endorsements, to the Trustee at any time after delivery of such notice.  If the Zero Coupon Securities are in the form of Global Securities, the delivery shall be in accordance with the Applicable Procedures.

The Company shall cause the Optional Redemption Price for such Zero Coupon Securities to be paid promptly following the later of the Optional Redemption Date or the time of delivery of such Zero Coupon Securities; provided that, if such day is not a Business Day, the Optional Redemption Price may be paid on the next succeeding Business Day.  If a payment is made on the next succeeding Business Day after the date such payment was to be made, the payment shall be deemed to have been made on the original date.  No original issue discount or interest shall accrue as a result of such later payment.  Original issue discount on the Zero Coupon Securities of any Holder shall cease to accrue on the Optional Redemption Date and, if the Trustee holds sufficient funds in the amount of the Optional Redemption Price with respect to such Zero Coupon Securities on the Optional Redemption Date (or the next succeeding Business Day, if such Optional Redemption Date is not a Business Day), then, on and as of the Optional Redemption Date, the Zero Coupon Securities of such Holder that are being redeemed shall cease to be Outstanding and all other rights of such Holder with respect to such redeemed Zero Coupon Securities shall terminate; provided that the Holder shall retain the right to receive the Optional Redemption Price upon delivery of the Zero Coupon Securities.

SECTION 2.06.          Redemption at the Option of Holder.  Prior to October 10, 2009, the Zero Coupon Securities shall not be redeemable or subject to repurchase at the option of any Holder thereof.  On October 10, 2009 (the “Initial Purchase Date”) and on each subsequent anniversary of such date thereafter (with the exception of October 10, 2011) (each such date and the Initial Purchase Date, a “Purchase Date”), a Holder shall have the right to require the Company to redeem all or a portion of the Zero Coupon Security registered in the name of such Holder on the Security Register at a Redemption Price equal to the product of the principal amount at maturity of such Zero Coupon Security (or portion thereof) to be redeemed and the “Put Price” related to such Purchase Date as set forth in the table in Annex A hereto (each such amount, a “Purchase Price”).

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Any Holder electing to require the Company to redeem all or a portion of its Zero Coupon Securities on a Purchase Date must provide prior written notice (a “Redemption Notice”) to the Trustee and the Company (by facsimile or courier in the case of Definitive Securities and in accordance with the Applicable Procedures in the case of Global Securities) at least 20 Business Days prior to such Purchase Date.  The Purchase Date for which a Holder has given a Redemption Notice shall be a “Redemption Date”.  Such Redemption Notice shall include:  (i) the portion of the principal amount at maturity of the Zero Coupon Securities that such Holder is electing to have redeemed, which must be $1,000,000 principal amount at maturity or an integral multiple of $1,000,000 in excess thereof, (ii) that the Zero Coupon Securities are to be redeemed pursuant to the applicable provisions of such Zero Coupon Securities, (iii) the relevant Purchase Price and (iv) the Redemption Date.  Once given, such a Redemption Notice is irrevocable.

In accordance with Section 1106 of the Indenture, a Redemption Notice having been given, the Zero Coupon Securities shall, on the Redemption Date, become due and payable at the Purchase Price, but the Company’s obligation to pay the Purchase Price for the Zero Coupon Securities specified in a Redemption Notice shall be conditioned upon the applicable Holder delivering such Zero Coupon Securities, together with all necessary endorsements, to the Trustee at any time after delivery of such Redemption Notice.  If the Zero Coupon Securities are in the form of Global Securities, the delivery shall be in accordance with the Applicable Procedures.

The Company shall cause the Purchase Price for such Zero Coupon Securities to be paid promptly following the later of the relevant Redemption Date or the time of delivery of such Zero Coupon Securities; provided that, if such day is not a Business Day, the Purchase Price may be paid on the next succeeding Business Day.  If a payment is made on the next succeeding Business Day after the date such payment was to be made, the payment shall be deemed to have been made on the original date.  No original issue discount or interest shall accrue as a result of such later payment.  Original issue discount on the Zero Coupon Securities of any Holder shall cease to accrue on the Redemption Date and, if the Trustee holds sufficient funds in the amount of the Purchase Price with respect to such Zero Coupon Securities on such Redemption Date (or the next succeeding Business Day, if such Redemption Date is not a Business Day), then, on and as of the Redemption Date, the Zero Coupon Securities of such Holder that are being redeemed shall cease to be Outstanding and all other rights of such Holder with respect to such redeemed Zero Coupon Securities shall terminate; provided that the Holder shall retain the right to receive the Purchase Price upon delivery of the Zero Coupon Securities.

SECTION 2.07.          Sinking Fund.  The Zero Coupon Securities shall not have the benefit of any sinking fund.

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SECTION 2.08.          The Securities.

(a)          Original Issuance.  An aggregate of $2,360,000,000 aggregate principal amount at maturity of Zero Coupon Securities shall initially be issued and authenticated in the form of Zero Coupon Global Securities (as more fully set forth below).

(b)          Form.  The Zero Coupon Securities will be offered and sold by the Company to the Initial Purchaser pursuant to the Purchase Agreement.  The Zero Coupon Securities will be resold by the Initial Purchaser under the Purchase Agreement only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”).  Zero Coupon Securities may thereafter be resold or otherwise transferred to, among others, QIBs and Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”), subject to the restrictions on transfer set forth herein.  Zero Coupon Securities resold pursuant to Rule 144A shall be issued initially in the form of one or more Global Securities (each, a “Rule 144A Global Security”) without interest coupons and with the global securities legend, the original issue discount legend and the applicable restricted securities legend set forth in Exhibit A hereto; on or after the Resale Restriction Termination Date with respect to a Rule 144A Global Security, in accordance with Section 4.05(b) and in exchange for such Rule 144A Global Security, either:  (x) the Company shall execute, and the Trustee shall authenticate and deliver, one or more additional Global Securities (each, an “Unrestricted Global Security”) without interest coupons and with the global securities legend and the original issuance discount legend (but without the restricted securities legend) set forth in Exhibit A hereto, or (y) the Trustee shall endorse an increase in the aggregate principal amount at maturity of any Outstanding Unrestricted Global Security; and each of the Zero Coupon Global Securities, when issued, shall be deposited on behalf of the purchasers of the Zero Coupon Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.

The Rule 144A Global Securities and the Unrestricted Global Securities are collectively referred to herein as “Zero Coupon Global Securities”.  The aggregate principal amount at maturity of the Zero Coupon Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(c)          Book-Entry Provisions.  This Section 2.08(c) shall apply only to a Zero Coupon Global Security deposited with or on behalf of the Depositary.

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Zero Coupon Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Zero Coupon Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Zero Coupon Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Zero Coupon Global Security.

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(d)          Definitive Securities.  Except as provided in Section 4.07 of this First Supplemental Indenture, owners of beneficial interests in Zero Coupon Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

SECTION 2.09.          Defeasance and Covenant Defeasance.  For the avoidance of doubt, Article XIII of the Original Indenture shall be applicable to the Zero Coupon Securities.

SECTION 2.10.          Depositary.  The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Zero Coupon Global Securities.

SECTION 2.11.          Other Terms and Form of the Zero Coupon Securities.  The Zero Coupon Securities shall have and be subject to such other terms as provided in the Original Indenture and this First Supplemental Indenture.  The Zero Coupon Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this First Supplemental Indenture.

SECTION 2.12.          Applicability.  The provisions of this Article II shall apply only to the Zero Coupon Securities.

ARTICLE III

Additional Covenants

SECTION 3.01.          Rule 144A Information.  The Company shall furnish to Holders of the Zero Coupon Securities and to prospective investors, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Zero Coupon Securities are not freely transferable under the Securities Act.

SECTION 3.02.          Calculation of Original Issue Discount.  The Company shall file with the Trustee promptly and in any event no later than 90 Business Days after the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the Outstanding Zero Coupon Securities as of the end of such year and (ii) such other specific information relating to such original issue discount in respect of the Zero Coupon Securities as may then be required under the Internal Revenue Code of 1986, as amended from time to time.

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SECTION 3.03.          Applicability.  The covenants set forth in Sections 3.01 and 3.02 are being added to the Original Indenture and included herein solely for the benefit of the Holders of the Zero Coupon Securities.

ARTICLE IV

Transfer and Exchange

SECTION 4.01.          Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Security Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)           shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)          if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to Section 4.02 of this First Supplemental Indenture or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Definitive Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)          if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Zero Coupon Security); or

(C)          if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act:  (i) a certification to that effect (in the form set forth on the reverse of the Zero Coupon Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 4.05(a) of this First Supplemental Indenture.

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SECTION 4.02.          Restrictions on Transfer and Exchange of a Definitive Security for a Beneficial Interest in a Zero Coupon Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Zero Coupon Global Security, or transferred to a Person who acquires the same as a beneficial interest in a Zero Coupon Global Security, except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)           if prior to the Resale Restriction Termination Date with respect to such Definitive Security, (x) if such transaction constitutes an exchange not involving any transfer, certification from the Holder of such Definitive Security that such exchange does not involve any transfer and that the beneficial interest in the Rule 144A Global Security being issued in exchange therefor is to be credited by the Depositary to the account of such Holder or its agent, or (y) certification, in the form set forth on the reverse of the Zero Coupon Security, that such Definitive Security is being transferred to a QIB in accordance with Rule 144A or otherwise in accordance with the restrictions set forth thereon and in this Article IV; and

(ii)          written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to a Rule 144A Global Security, or, if on or after the Restricted Resale Termination Date with respect to such Definitive Security, an Unrestricted Global Security to reflect an increase in the aggregate principal amount of the Zero Coupon Securities represented by such Zero Coupon Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase (which account shall be that of such Holder or its agent if such transaction constitutes an exchange not involving any transfer), then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Zero Coupon Securities represented by such Zero Coupon Global Security, to be increased by the aggregate principal amount at maturity of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Zero Coupon Global Security, equal to the principal amount of the Definitive Security so canceled.  If no Rule 144A Global Securities or Unrestricted Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new such Zero Coupon Global Security in the appropriate principal amount at maturity.

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SECTION 4.03.          Transfer and Exchange of Zero Coupon Global Securities.  (a) The transfer and exchange of Zero Coupon Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures of the Depositary therefor.  A transferor of a beneficial interest in a Zero Coupon Global Security shall deliver to the Security Registrar a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary to be credited with a beneficial interest in the Zero Coupon Global Security.  The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Zero Coupon Global Security and to debit the account of the Person making the transfer the beneficial interest in the Zero Coupon Global Security being transferred.

(b)          If the proposed transfer is a transfer of a beneficial interest in one Zero Coupon Global Security to a beneficial interest in another Zero Coupon Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Zero Coupon Global Security to which such interest is being transferred in an amount equal to the principal amount at maturity of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount at maturity of the Zero Coupon Global Security from which such interest is being transferred.

(c)          Notwithstanding any other provisions of the Indenture (other than the provisions set forth in Section 4.07 of this First Supplemental Indenture), a Zero Coupon Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)          In the event that a Zero Coupon Global Security is exchanged for Definitive Securities pursuant to Section 4.07 of this First Supplemental Indenture, such Zero Coupon Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 4.03 (including (if such Zero Coupon Global Security is not an Unrestricted Global Security) the certification requirements set forth on the reverse of the Zero Coupon Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

SECTION 4.04.          [Reserved.]

SECTION 4.05.          Legend.

(a)          Except as permitted by the following paragraphs (b) and (c), each certificate evidencing the Zero Coupon Global Securities (and all Zero Coupon Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

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THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) IN ACCORDANCE WITH ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each Definitive Security bearing a legend specified above shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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(b)          On and after the Resale Restriction Termination Date with respect to a Rule 144A Global Security, promptly upon request to the Company by the Holder of such Rule 144A Global Security or owner of beneficial interests therein, in exchange for such Rule 144A Global Security, either (x) the Company shall execute, and the Trustee shall authenticate and deliver, one or more Unrestricted Global Securities in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of such Rule 144A Global Security or (y) the Trustee shall endorse an increase in aggregate principal amount at maturity of any then Outstanding Unrestricted Global Security equal to the aggregate principal amount at maturity of such Rule 144A Global Security, and thereupon the Trustee shall cancel such Rule 144A Global Security.

(c)          On and after the Resale Restriction Termination Date with respect to a Definitive Security with a restricted securities legend thereon (such Definitive Security, a “Restricted Definitive Security”), promptly upon request to the Company by the Holder of such Restricted Definitive Security and upon surrender to the Trustee of such Restricted Definitive Security, in exchange for such Restricted Definitive Security, the Company shall execute, and the Trustee shall authenticate and deliver, a Definitive Security without interest coupons and with the original issuance discount legend (but without the restricted securities legend) in the same aggregate principal amount at maturity as such Restricted Definitive Security, and thereupon the Trustee shall cancel such Restricted Definitive Security.

SECTION 4.06.          Cancellation or Adjustment of Zero Coupon Global Security.  At such time as all beneficial interests in a Zero Coupon Global Security have either been exchanged for Definitive Securities or beneficial interests in another Zero Coupon Global Security, redeemed or otherwise acquired by the Company or canceled, such Zero Coupon Global Security shall be returned by the Securities Custodian to the Trustee for cancellation or, if the Trustee is then serving as Securities Custodian, retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Zero Coupon Global Security is exchanged for Definitive Securities or beneficial interests in another Zero Coupon Global Security or redeemed or otherwise acquired by the Company, the principal amount of Zero Coupon Securities represented by such Zero Coupon Global Security shall be reduced and an adjustment shall be made on the schedule attached to such Zero Coupon Security or on the books and records of the Trustee (if it is then the Securities Custodian for such Zero Coupon Global Security) with respect to such Zero Coupon Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

SECTION 4.07.          Definitive Securities.  A Zero Coupon Global Security is exchangeable for Definitive Securities only pursuant to the provisions set forth in Section 305 of the Indenture with respect to Global Securities.

SECTION 4.08.          Obligation with Respect to Transfers and Exchanges of Zero Coupon Securities.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Zero Coupon Global Securities at the Security Registrar’s or co-registrar’s request.

13

SECTION 4.09.          Applicability.  The provisions of this Article IV shall apply only to the Zero Coupon Securities.

ARTICLE V

Miscellaneous

SECTION 5.01.          Ratification of Original Indenture; First Supplemental Indenture Part of Original Indenture.  Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Zero Coupon Securities shall be bound hereby.

SECTION 5.02.          Concerning the Trustee.  The recitals contained herein and in the Zero Coupon Securities, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Zero Coupon Securities.

SECTION 5.03.          Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 5.04.          GOVERNING LAW.  THIS FIRST SUPPLEMENTAL INDENTURE AND THE ZERO COUPON SECURITIES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.05.          Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 5.06.          Benefits under First Supplemental Indenture, etc.  Nothing in this First Supplemental Indenture or the Zero Coupon Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Zero Coupon Securities, any benefit of any legal or equitable right, remedy or claim under the Original Indenture, this First Supplemental Indenture or the Zero Coupon Securities.

[Remainder of page intentionally left blank]

14

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

ANADARKO PETROLEUM CORPORATION

By:	/s/ Robert G. Gwin
Name: Robert G. Gwin
Title: Vice President, Finance and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ John C. Stohlmann
Name: John C. Stohlmann
Title: Vice President

15

Exhibit A

[Face of Zero Coupon Security]

ANADARKO PETROLEUM CORPORATION

Zero Coupon Senior Notes due 2036

[THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  THE ISSUE DATE OF THIS SECURITY IS OCTOBER 10, 2006 AND THE YIELD IS 5.2401683930%, COMPOUNDED SEMI-ANNUALLY UP TO OCTOBER 10, 2036.  FOR EACH $1,000,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $211,864.41 AND THE TOTAL ORIGINAL ISSUE DISCOUNT OVER THE TERM OF THIS NOTE IS $788,135.59.]

[Global Securities Legends for Zero Coupon Securities that are Global Securities:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[Restricted Securities Legend for all Zero Coupon Securities:]

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) IN ACCORDANCE WITH ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

[Definitive Securities Legend:]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

ANADARKO PETROLEUM CORPORATION

Zero Coupon Senior Notes due 2036

No.	CUSIP

$	Principal Amount at Maturity

Issue Price:	$

Anadarko Petroleum Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of ____________________ DOLLARS ($_______________) [or such greater or lesser amount as may be from time to time be endorsed on the Schedule of Increases or Decreases in Zero Coupon Global Security attached hereto] on October 10, 2036.  Principal on this Security will accrue in the form of an increase in Accreted Value (as defined below) of this Security from October 10, 2006, at an annual rate of 5.2401683930% per annum, compounded semi-annually on each April 10 and October 10 (each, an “Accreted Value Calculation Date”), until October 10, 2036 or such earlier Maturity of the principal of this Security as may occur upon acceleration or upon redemption or otherwise.

The principal of this Security shall not bear interest except in the case of a default in payment of principal at the Maturity thereof (whether upon acceleration, upon redemption or at Stated Maturity) and in such case the overdue principal shall bear interest at the rate of 5.2401683930% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such principal is due until it is paid or made available for payment.  Interest on any overdue principal shall be payable on demand and will be computed on the basis of a 360‑day year of twelve 30‑day months.

Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof; provided, however, that if this Security is not a Global Security, (i) all payments will be made by check against surrender of this Security; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on this Security, if this Security is in a denomination of at least $5,000,000 and the Holder hereof at the time of surrender hereof delivers a written request to the Paying Agent to make such payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Company shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to this Security, remaining in effect as to such Holder and this Security unless and until new instructions are given in the manner described above and provided further, that notwithstanding anything in the foregoing to the contrary, if this Security is a Global Security, payment shall be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

1Add if the Security is to be a Zero Coupon Global Security.

The portion of the principal amount at maturity of the Outstanding Zero Coupon Securities (i) which shall be payable upon declaration of acceleration of Maturity thereof pursuant to Section 502 of the Indenture as of any date or (ii) which shall be deemed to be the “principal amount” of the Zero Coupon Securities as of any date for any other purpose under the Indenture, including the principal amount thereof which shall be deemed Outstanding as of any date for purposes of directing the Trustee to take or refrain from taking any action under the Indenture or consenting to any modifications permitted thereunder to any supplemental indenture with respect thereto or waiving any default thereunder shall be the Accreted Value of the Zero Coupon Securities as of such date (or, if such date is after the date of Maturity of the principal thereof, the Accreted Value thereof on such date of Maturity).

The “Accreted Value” of the Zero Coupon Securities shall be (x) on any Accreted Value Calculation Date, the product of (i) the aggregate principal amount at maturity and (ii) the accretion factor for such date as set forth in the accretion value schedule in Annex B hereto (the “Accretion Factor”); and (y) on any date between two Accreted Value Calculation Dates (an “Interim Date”), the sum of (i) the Accreted Value on the first such Accreted Value Calculation Date and (ii) the product of (A) 1/180th of the difference between the Accreted Values on the second and the first such Accreted Value Calculation Dates and (B) the number of days (based on a 360‑day year of twelve 30‑day months) from and including the first of the two Accreted Value Calculation Dates to but excluding the Interim Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[Seal]

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

By

AUTHORIZED SIGNATORY

Reverse of Zero Coupon Senior Note due 2036

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” or the “Zero Coupon Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 19, 2006, as supplemented by the First Supplemental Indenture thereto dated as of October 10, 2006 (herein called the “Indenture”, which term shall have the meaning assigned to it in such First Supplemental Indenture), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited in aggregate principal amount at maturity to $2,360,000,000.

The Securities of this series are not subject to any sinking fund.  Prior to October 10, 2009, the Zero Coupon Securities shall not be redeemable or subject to repurchase at the option of any Holder thereof.  On October 10, 2009 (the “Initial Purchase Date”) and on each subsequent anniversary of such date thereafter (with the exception of October 10, 2011) (each such date and the Initial Purchase Date, a “Purchase Date”), a Holder shall have the right to require the Company to redeem all or a portion of the Zero Coupon Security registered in the name of such Holder on the Security Register at a Redemption Price equal to the product of the principal amount at maturity of such Zero Coupon Security (or portion thereof) to be redeemed and the “Put Price” related to such Purchase Date as set forth in the table in Annex A hereto (each such amount, a “Purchase Price”).

Any Holder electing to require the Company to redeem all or a portion of its Zero Coupon Securities on a Purchase Date must provide prior written notice (a “Redemption Notice”) to the Trustee and the Company (by facsimile or courier in the case of Definitive Securities and in accordance with the Applicable Procedures in the case of Global Securities) at least 20 Business Days prior to such Purchase Date.  The Purchase Date for which a Holder has given a Redemption Notice shall be a “Redemption Date”.  Such Redemption Notice shall include:  (i) the portion of the principal amount at maturity of the Zero Coupon Securities that such Holder is electing to have redeemed, which must be $1,000,000 principal amount at maturity or an integral multiple of $1,000,000 in excess thereof, (ii) that the Zero Coupon Securities are to be redeemed pursuant to the applicable provisions of such Zero Coupon Securities, (iii) the relevant Purchase Price and (iv) the Redemption Date.  Once given, such a Redemption Notice is irrevocable.

In accordance with Section 1106 of the Indenture, a Redemption Notice having been given, the Zero Coupon Securities shall, on the Redemption Date, become due and payable at the Purchase Price, but the Company’s obligation to pay the Purchase Price for the Zero Coupon Securities specified in a Redemption Notice shall be conditioned upon the applicable Holder delivering such Zero Coupon Securities, together with all necessary endorsements, to the Trustee at any time after delivery of such Redemption Notice.  If the Zero Coupon Securities are in the form of Global Securities, the delivery shall be in accordance with the Applicable Procedures.

The Company shall cause the Purchase Price for such Zero Coupon Securities to be paid promptly following the later of the relevant Redemption Date or the time of delivery of such Zero Coupon Securities; provided that, if such day is not a Business Day, the Purchase Price may be paid on the next succeeding Business Day.  If a payment is made on the next succeeding Business Day after the date such payment was to be made, the payment shall be deemed to have been made on the original date.  No original issue discount or interest shall accrue as a result of such later payment.  Original issue discount on the Zero Coupon Securities of any Holder shall cease to accrue on the Redemption Date and, if the Trustee holds sufficient funds in the amount of the Purchase Price with respect to such Zero Coupon Securities on the next succeeding Business Day after such Redemption Date, then, on and as of the Redemption Date, the Zero Coupon Securities of such Holder that are being redeemed shall cease to be Outstanding and all other rights of such Holder with respect to such redeemed Zero Coupon Securities shall terminate; provided that the Holder shall retain the right to receive the Purchase Price upon delivery of the Zero Coupon Securities.

Except as set forth in the following paragraphs, the Securities shall not be redeemable at the option of the Company prior to Maturity; provided, however, that the Company may, from time to time, purchase the Securities in the open market or otherwise from time to time.

If, at the close of business on the day that is 20 Business Days prior to any Purchase Date (such date, the “Trigger Date”), Zero Coupon Securities representing 90% or more of the aggregate Issue Price of the Zero Coupon Securities originally issued under the Indenture have been either purchased or redeemed by the Company or tendered for redemption on such Purchase Date at the election of Holders of the Zero Coupon Securities pursuant to the paragraphs above (a “Trigger Event”), the Company will have the option to redeem all but not part of the Outstanding Zero Coupon Securities upon not less than 15 Business Days prior written notice to the Holders (such notice, the “Optional Redemption Notice”), on the Purchase Date succeeding such Trigger Date or any subsequent Purchase Date (if and as so elected, the “Optional Redemption Date”).  The Redemption Price will equal 100% of the Accreted Value of the Outstanding Zero Coupon Securities on the Optional Redemption Date (the “Optional Redemption Price”).  The Optional Redemption Notice shall include:  (i) a statement that the Trigger Event has occurred, (ii) that all Outstanding Zero Coupon Securities (other than any tendered by the Holders for redemption on such Optional Redemption Date) are to be redeemed on the Optional Redemption Date pursuant to the applicable provisions of such Zero Coupon Securities, (iii) the Optional Redemption Price and (iv) the Optional Redemption Date.

In accordance with Section 1106 of the Indenture, the Optional Redemption Notice having been given, the Zero Coupon Securities shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, but the Company’s obligation to pay the Optional Redemption Price for the Outstanding Zero Coupon Securities specified in the Optional Redemption Notice shall be conditioned upon the Holders delivering such Zero Coupon Securities, together with all necessary endorsements, to the Trustee at any time after delivery of such notice.  If the Zero Coupon Securities are in the form of Global Securities, the delivery shall be in accordance with the Applicable Procedures.

The Company shall cause the Optional Redemption Price for such Zero Coupon Securities to be paid promptly following the later of the Optional Redemption Date or the time of delivery of such Zero Coupon Securities; provided that, if such day is not a Business Day, the Optional Redemption Price may be paid on the next succeeding Business Day.  If a payment is made on the next succeeding Business Day after the date such payment was to be made, the payment shall be deemed to have been made on the original date.  No original issue discount or interest shall accrue as a result of such later payment.  Original issue discount on the Zero Coupon Securities of any Holder shall cease to accrue on the Optional Redemption Date and, if the Trustee holds sufficient funds in the amount of the Optional Redemption Price with respect to such Zero Coupon Securities on the next succeeding Business Day after such Optional Redemption Date, then, on and as of the Optional Redemption Date, the Zero Coupon Securities of such Holder that are being redeemed shall cease to be Outstanding and all other rights of such Holder with respect to such redeemed Zero Coupon Securities shall terminate; provided that the Holder shall retain the right to receive the Optional Redemption Price upon delivery of the Zero Coupon Securities.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case, upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Such amount shall be equal to 100% of the Accreted Value of the Outstanding Zero Coupon Securities as of the date of acceleration of such Securities.  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal (to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose).  The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.  For purposes of this paragraph and the following paragraph, the “principal amount” of the Securities of this series that shall be deemed to be Outstanding as of any date for any purpose under the Indenture shall be the Accreted Value thereof as of such date (or, if such date is after the date of Maturity of the principal thereof, the Accreted Value thereof on such date of Maturity).

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount at maturity of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Security at the times, place and rate, and in the coin or currency herein, prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount at maturity, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form, without coupons, in denominations of principal amount at maturity of $1,000,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount at maturity of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Trustee or any agent shall be affected by notice to the contrary.

This Security and the Indenture shall be governed by and construed in accordance with the law of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Zero Coupon Senior Note due 2036 (this “Zero Coupon Security”), fill in the form below:

I or we assign and transfer this Zero Coupon Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _____________ agent to transfer this Zero Coupon Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Zero Coupon Security.

In connection with any transfer of this Zero Coupon Security occurring prior to the Resale Restriction Termination Date with respect to such Zero Coupon Security, the undersigned confirms that such Zero Coupon Security is being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

	1.	☐
to a person whom the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

	2.	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Regulation S under the Securities Act of 1933; or

	3.	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

4.	☐	in accordance with another exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, at any time prior to the Resale Restriction Termination Date with respect to such Zero Coupon Security, the Trustee will refuse to register such Zero Coupon Security in the name of any person other than the registered holder thereof; provided, however, that if box (1), (2), (3) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of such Zero Coupon Security, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Zero Coupon Security for its own account or an account with respect to which it exercises sole investment discretion and that it or any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

[SCHEDULE OF INCREASES OR DECREASES IN ZERO COUPON GLOBAL SECURITY

The initial principal amount at maturity of this Zero Coupon Global Security is $[ ].  The following increases or decreases in this Zero Coupon Global Security have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount at Maturity of this Zero Coupon Global Security	Amount of Increase in Principal Amount at Maturity of this Zero Coupon Global Security	Remaining Principal Amount at Maturity of this Zero Coupon Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

]
2

Annex A

Purchase Price

Purchase Date	Put Price (% of Final Principal)	Purchase Price per Million (principal amount at maturity in dollars)
October 10, 2009	24.742991	$247,429.91
October 10, 2010	26.056551	$260,565.51
October 10, 2012	28.896577	$288,965.77
October 10, 2013	30.430643	$304,306.43
October 10, 2014	32.046150	$320,461.50
October 10, 2015	33.747422	$337,474.22
October 10, 2016	35.539011	$355,390.11
October 10, 2017	37.425712	$374,257.12
October 10, 2018	39.412574	$394,125.74
October 10, 2019	41.504916	$415,049.16
October 10, 2020	43.708335	$437,083.35
October 10, 2021	46.028731	$460,287.31
October 10, 2022	48.472312	$484,723.12
October 10, 2023	51.045618	$510,456.18
October 10, 2024	53.755536	$537,555.36
October 10, 2025	56.609319	$566,093.19
October 10, 2026	59.614605	$596,146.05
October 10, 2027	62.779435	$627,794.35
October 10, 2028	66.112280	$661,122.80
October 10, 2029	69.622060	$696,220.60
October 10, 2030	73.318167	$733,181.67
October 10, 2031	77.210494	$772,104.94
October 10, 2032	81.309458	$813,094.58
October 10, 2033	85.626028	$856,260.28
October 10, 2034	90.171757	$901,717.57
October 10, 2035	94.958811	$949,588.11
Maturity Date	100.000000	$1,000,000.00

Annex A-1

Annex B

Accretion Value Schedule

Accretion Calculation Date	Accretion Factor (%)
October 10, 2006	21.186440676900
April 10, 2007	21.741543260900
October 10, 2007	22.311190000000
April 10, 2008	22.895761963200
October 10, 2008	23.495650204100
April 10, 2009	24.111256021900
October 10, 2009	24.742991230500
April 10, 2010	25.391278433500
October 10, 2010	26.056551307000
April 10, 2011	26.739254890000
October 10, 2011	27.439845881600
April 10, 2012	28.158792947100
October 10, 2012	28.896577031000
April 10, 2013	29.653691679200
October 10, 2013	30.430643368500
April 10, 2014	31.227951846300
October 10, 2014	32.046150477500
April 10, 2015	32.885786601800
October 10, 2015	33.747421899400
April 10, 2016	34.631632767300
October 10, 2016	35.539010704500
April 10, 2017	36.470162707500
October 10, 2017	37.425711677100
April 10, 2018	38.406296834100
October 10, 2018	39.412574147900
April 10, 2019	40.445216774600
October 10, 2019	41.504915507600
April 10, 2020	42.592379239600
October 10, 2020	43.708335436900
April 10, 2021	44.853530626300
October 10, 2021	46.028730893800
April 10, 2022	47.234722397800
October 10, 2022	48,472311894600
April 10, 2023	49.742327278200
October 10, 2023	51.045618134200
April 10, 2024	52.383056307900
October 10, 2024	53.755536487900
April 10, 2025	55.163976804200
October 10, 2025	56.609319442600

Annex B-1

Accretion Calculation Date	Accretion Factor (%)
April 10, 2026	58.092531275000
October 10, 2026	59.614604506300
April 10, 2027	61.176557337800
October 10, 2027	62.779434648600
April 10, 2028	64.424308694500
October 10, 2028	66.112279825300
April 10, 2029	67.844477220900
October 10, 2029	69.622059646800
April 10, 2030	71.446216228900
October 10, 2030	73.318167249300
April 10, 2031	75.239164962500
October 10, 2031	77.210494433300
April 10, 2032	79.233474396000
October 10, 2032	81.309458137000
April 10, 2033	83.439834399900
October 10, 2033	85.626028314600
April 10, 2034	87.869502350500
October 10, 2034	90.171757295200
April 10, 2035	92.534333257800
October 10, 2035	94.958810699800
April 10, 2036	97.446811492100
Maturity Date	100.000000000000

Annex B-2
Annex B-2